                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                      THE TENDER OF SHARES OF COMMON STOCK
 (AND ASSOCIATED RIGHTS TO PURCHASE SERIES B PARTICIPATING CUMULATIVE PREFERRED
                                     STOCK)
                                       OF

                            GRADALL INDUSTRIES, INC.

             PURSUANT TO THE OFFER TO PURCHASE, DATED MAY 17, 1999
                                       TO

                             JLG ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                              JLG INDUSTRIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, $0.001 par value (together with associated rights to purchase Series B Participating Cumulative Preferred Stock) (collectively, the "Shares") of Gradall Industries, Inc., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

          By Mail:                       By Hand:                By Overnight Delivery:
        P.O. Box 3301            120 Broadway, 13th Floor          85 Challenger Road
 South Hackensack, NJ 07606         New York, NY 10271               Mail Drop-Reorg
    Attn: Reorganization           Attn: Reorganization
          Department                    Department              Ridgefield Park, NJ 07660
                                                                  Attn: Reorganization
                                                                       Department
                                by Facsimile Transmission:
                                (for Eligible Institutions
                                          Only):
                                      (201) 296-4293
                                   Confirm by Telephone:
                                      (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

     The undersigned hereby tenders to JLG Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of JLG Industries, Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

                        PLEASE CHECK RELEVANT BOX BELOW


Series and Certificate Nos. of Shares (if                   Address(es):
available):
Common Stock, $0.001 par value
Certificate Nos.                                            (Zip Code)
Number of Shares Tendered                                   Area Code and Telephone No.:
Name(s) of Record Holder(s)                                 Signature(s):
                                                            Dated:
                                                            DTC Account No.:
Please Type or Print

                                   GUARANTEE
                  (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

------------------------------------------------------
                                  NAME OF FIRM

             ------------------------------------------------------
                                    ADDRESS

             ------------------------------------------------------
                                    ZIP CODE

             ------------------------------------------------------
                          AREA CODE AND TELEPHONE NO.

             ------------------------------------------------------
                              AUTHORIZED SIGNATURE

Title:
-----------------------------------------------
Name:
-----------------------------------------------
                              PLEASE TYPE OR PRINT
Dated: , 1999

     DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                      - 3 -